In re SFA, Inc		Case No. 02-50562
A Missouri Corporation

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF SEPTEMBER, 2003

REVENUE
Gross Income		$ -
Less Cost of Goods Sold		$ -
Materials	$ -
Direct Labor	$ -
Overhead	$ -
Gross Profit		$ -

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ -
Advertising and Marketing	$ -
Insurance	$ -
Payroll Taxes	$ -
Lease and Rent	$ 2,102.90
Telephone and Utlities	$ 86.64
Attorney and other Professional Fees	$ -
UST Quarterly Fees	$ -
Other Expenses	$ (2,914.93)
Total Operating Expenses		$ (725.39)
Net Income (Loss)		$ 725.39

CURRENT ASSETS
Accounts Receivable at end of month		$ 112,967.13
Increase (Decrease) in AR for month		$ (6,484.23)
Inventory at end of month		$ 1,169.56
Increase (Decrease) in Inventory for month		$ (12,842.84)
Cash at end of the month		$ 36,229.92
Increase (Decrease) in Cash for month		$ 29,521.69

LIABILITIES
Increase (Decrease) in post-petition debt		$ (18,980.15)
Increase (Decrease) in pre-petition debt		$ (12,029.83)
Taxes Payable:
Federal Payroll Taxes	$ -
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ -
Real Estate and Personal	$ -
Property Taxes	$ -
Other (footnote)	$ (3,000.00)
Total Taxes Payable		$ (3,000.00)

Footnote:
Accrued Advalorem Taxes	(3,000.00)
Tonnage Tax	0.00
Pre Income Tax Payable	0.00
Pre Tonage Tax	0.00
Pre Federal Gas Tax Payable	0.00
Pre Accrued Advalorem Taxes	0.00
(3,000.00)